Exhibit 3.1

BRISTOL-MYERS SQUIBB COMPANY

BYLAWS

As Adopted on November 1, 1965

And as Amended to September 16, 2014

I   N   D   E   X

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22.	Board of Directors — Action by Written Consent; Participation by Telephone	13

23.	Board of Directors — Quorum for Meeting	13-14

24.	Board of Directors — Meeting Procedure	14

25.	Board of Directors — Fees	14

26.	Board of Directors — Indemnification	14-16

27.	Board of Directors — Stockholders Rights Plan	16

28.	Committees of the Board — Audit, Compensation and Management Development, Directors and Corporate Governance, Others; Action by Written Consent; Participation by Telephone	16-18

29.	Committees of the Board — Minutes and Reports	18

30.	Officers	18

31.	Officers — Election and Term	18

32.	Officers — Appointment of Other Officers, Committees or Agents	18

33.	Officers — Removal	18

34.	Officers — Resignation	18-19

35.	Officers — Unable to Perform Duties	19

36.	Officers — Vacancy	19

37.	The Chief Executive Officer — Powers and Duties	19

38.	The President — Powers and Duties	19

39.	Vice Presidents — Powers and Duties	19

40.	The Treasurer — Powers and Duties	19-20

41.	The Secretary — Powers and Duties	20

42.	The Controller — Powers and Duties	20

43.	Assistant Treasurers and Assistant Secretaries — Powers and Duties	20

44.	Officers — Compensation	20-21

45.	Contracts, Other Instruments, Authority to Enter Into or Execute	21

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46.	Loans and Negotiable Paper	21

47.	Checks, Drafts, etc.	21

48.	Banks — Deposit of Funds	21

49.	Stock Certificates — Form, Issuance	21-22

50.	Stock — Transfer	22

51.	Stock Certificates — Loss, Replacement	22

52.	Record Dates	22-23

53.	Registered Stockholders	23

54.	Fiscal Year	23

55.	Notices	24

56.	Notices — “Householding”	24

57.	Notices — Waiver	24

58.	Amendments of Bylaws	24

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BYLAWS

of

BRISTOL-MYERS SQUIBB COMPANY

OFFICES

1.                                      The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware.

2.                                      The Company may also have offices at such place or places as the Board of Directors may from time to time appoint or the business of the Company may require.

SEAL

3.                                      The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”  Said seal may be used in causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

MEETINGS OF STOCKHOLDERS

4.

(a)                                 The annual meeting of the stockholders for the election of directors and for the transaction of such other  business as may be properly brought before the meeting shall be held at such date and time as the Board of Directors may determine. Special meetings of stockholders for any purpose or purposes shall be called and held in the manner prescribed by Section 6 of these bylaws. The Board of Directors may postpone, reschedule or cancel any previously scheduled meeting of stockholders, whether annual or special.

(1)                                 Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 4 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4.

(2)                                 For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (a)(1)(C) of this Section 4, the stockholder must have given timely notice in writing thereof to the Secretary of the Company in accordance with this Section 4 and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must be a proper matter for stockholder action.  To be considered timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not less than 90, and not more than 120, calendar days before the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the stockholder must be so received not earlier than 120 calendar days before such annual meeting and not later than the later of 90 calendar days before such annual meeting or 10 calendar days following the day on which public announcement of the date of such meeting is first made by the Company).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  A stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated there under, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the Company that are, directly or indirectly, owned  beneficially and/or of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, (v) the name in which all such shares of stock are registered on the stock transfer books of the Company, (vi) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to bring such business or nomination before the meeting, (vii) a representation whether the stockholder and/or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (viii) all other information relating to the proposed business, the proposed nomination, the stockholder and the beneficial owner, if any, which may be required to be disclosed in a proxy statement or other filings required to be made in connection with soliciting proxies in accordance with applicable law, including, without limitation, Regulation 14A of the Exchange Act, and the rules and regulations promulgated there under.  In addition, a stockholder seeking to submit such business or nomination at the meeting shall promptly provide any other information reasonably requested by the Company.  The foregoing notice requirements of this Section 4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.  The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(3)                                 Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 4 and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than ten days following the day on which such public announcement is first made by the Company.

(b)                                 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or stockholders pursuant to Section 6 hereof or (2) provided that the Board of Directors or stockholders pursuant to Section 6 hereof has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 4 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 4.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 4 shall be received by the Secretary at the principal executive offices of the Company not earlier than 120 calendar days before such special meeting and not later than the later of 90 calendar days before such special meeting or 10 calendar days following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  General.

(1)                                 Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(c)(vii) of this Section 4) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 4, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                 For purposes of this Section 4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated there under.

(3)                                 Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 4 (including paragraphs (a)(1)(C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 4 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 4 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

5.                                      Meetings of the stockholders, whether annual or special, may be held at such places, if any, either within or without the State of Delaware as the Board of Directors may determine from time to time. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.

6.                                      Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.  Except as otherwise required by law and subject to the rights under Article FOURTH of the Certificate of Incorporation of the Company of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.  In addition, a special meeting of stockholders shall be called by the Secretary upon the written request of the record holders of at least 25% in voting power of the outstanding shares of stock of the Company (the “Requisite Percent”), who have complied in full with the requirements set forth in these bylaws (a “Stockholder Requested Special Meeting”).

(a)                                 In order for a Stockholder Requested Special Meeting to be called, one or more requests for a special meeting must be signed by the Requisite Percent of record holders (or their duly authorized agents) and delivered to the Secretary (each, a “Special Meeting Request,” collectively, the “Special Meeting Requests”).  The Special Meeting Request(s) shall be sent to the Secretary at the principal executive offices of the Company by registered mail, return receipt requested.  The Special Meeting Request(s) shall (i) set forth a statement of the specific purpose(s) of the meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting, (ii) set forth the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), (iii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Special Meeting Request(s), (iv) set forth (A) the name and address, as they appear in the Company’s stock ledger, of each stockholder of record signing such request (or on whose behalf the Special Meeting Request(s) is signed) and the name and address of any beneficial owner on whose behalf such request is made; and (B) the class, if applicable, and number of shares of stock of the Company that are owned of record and beneficially by each such stockholder and any such beneficial owner on whose behalf the Special Meeting Request(s) is made, (v) set forth any material interest of each stockholder signing such request or of any beneficial owner on whose behalf such request is made in the business proposed to be conducted at the special meeting, (vi) include a representation that the stockholders submitting the Special Meeting Request(s) and such beneficial owners, if any, on whose behalf such request is made, intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting, (vii) include a representation whether the stockholders or the beneficial owners, if any, intend or are part of a group which intends to solicit proxies or votes with respect to the proposals or business to be presented at the special meeting, (viii) set forth all information relating to each such stockholder or of such beneficial owner that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and (ix) contain such other information, if applicable, which shall be set forth in a stockholder’s notice required by Section 4(a)(2).    A stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary. If, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(b)                                 The Secretary shall not be required to call a Stockholder Requested Special Meeting if (i) the Special Meeting Request(s) relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request(s) is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iii) an identical or substantially similar item (a “Similar Item”) was presented at a meeting of the stockholders held within 90 days prior to receipt by the Company of such Special Meeting Request(s) (and, for purposes of this clause (iii), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships), (iv) the Board of Directors calls an annual or special meeting of stockholders to be held not later than 60 days after the Secretary’s receipt of the Special Meeting Request(s) and a Similar Item is included in the Company’s notice as an item of business to be brought before such annual or special meeting of stockholders, (v) a Similar Item is already included in the Company’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (vi) the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act.

(c)                                  A Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than 90 days after the Secretary’s receipt of the properly submitted Special Meeting Request(s) containing the Requisite Percent.

(d)                                 Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting.  If none of the stockholder(s) who submitted the Special Meeting Request appears or sends a qualified representative (as such term is defined in Section 4(c)(1) of these bylaws) to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Company need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Company.

7.                                      Except as hereinafter provided or as may be otherwise required by law, notice of the place, if any, date and time of any meeting of stockholders, whether annual or special, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given, as permitted by applicable law, not less than ten days nor more than 60 days before the date of such meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.  The notice of every special meeting, shall state the purpose or purposes thereof; and no business other than that specified in such notice or germane thereto shall be transacted at the special meeting.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom notice is given.  Notice of any adjourned meeting need not be given if the time and place, if any, are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

8.                                      At all meetings of stockholders of the Company, except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the outstanding shares of capital stock of the Company, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Company, present in person or by proxy and entitled to vote on such matter, shall constitute a quorum entitled to take action with respect to the vote on that matter.  A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  In the absence of a quorum, the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, the holders of a majority in voting power of the outstanding shares of stock so present or represented and entitled to vote thereon may adjourn the meeting from time to time until a quorum is present.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

9.                                      The Chairman of the Board shall preside as chairman at every meeting of stockholders.  In the absence of the Chairman of the Board, the Lead Independent Director, if one shall be appointed by the Board of Directors, shall preside as chairman at the meeting of stockholders.  The Chairman of the Board may designate another officer of the Company to preside as chairman of a meeting of stockholders in the absence of the Chairman of the Board and the Lead Independent Director.  In the absence of the Chairman of the Board, the Lead Independent Director and the officer designated by the Chairman of the Board to preside as chairman of the meeting, the Board of Directors may designate an officer to preside as chairman of the meeting.  In the event the Chairman of the Board and the Board of Directors fail to so designate a chairman of the meeting, the stockholders may designate an officer or stockholder as chairman.  The Secretary shall act as secretary of the meeting, or, in the absence of the Secretary, the chairman of the meeting shall appoint a secretary of the meeting.

10.                               Except as may otherwise be provided in the Certificate of Incorporation of the Company, at each meeting of the stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of the Company standing in that stockholder’s name on the books of the Company.  Such stockholder may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed and transmitted in a manner permitted by applicable law’; provided, however, that no proxy shall be valid after the expiration of three years from the date of its execution unless the proxy expressly provides for a longer period.  At all meetings of stockholders, a quorum being present, all matters, except as otherwise provided by applicable law, rule or regulation, by the rules or regulations of any securities exchange applicable to the Company or its securities, or by the Certificate of Incorporation of the Company or these bylaws, shall be decided by the holders of a majority in voting power of the outstanding shares of stock of the Company present in person or by proxy and entitled to vote thereon.  A share vote may be by ballot and each ballot shall state the name of the stockholder voting and the number of shares owned by that stockholder and shall be signed by such stockholder or by that stockholder’s proxy.  Except as otherwise required by law or by these bylaws all voting may be viva voce.

11.                               The Secretary or other officer in charge of the stock ledger of the Company shall prepare and make at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at the principal place of business of the Company or as otherwise provided by law.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this bylaw or to vote in person or by proxy at any meeting of stockholders.

12.                               At all elections of directors and when otherwise required by law, the chairman of the meeting shall appoint one or more inspectors of election.  The inspectors shall be responsible for receiving, tabulating and reporting the result of the votes taken.  No director or candidate for the office of director shall be appointed as such inspector.

13.                               The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  After the polls close, no ballots, proxies or votes or any revocations or changes thereto shall be accepted.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate including, without  limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

BOARD OF DIRECTORS

14.                               The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law or by the Certificate of Incorporation.

15.                              The Chairman of the Board shall be elected by the Board of Directors and shall have the power to perform all of the duties usually incumbent upon a Chairman of the Board of a corporation and incident to the office of the Chairman of the Board.  The Chairman of the Board shall also have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as may from time to time be assigned by the Board of Directors.  The Board of Directors may, by resolution, provide that the Chairman of the Board shall be the Chief Executive Officer of the Company.

16.                               The Vice Chairman, if one shall be appointed by the Board of Directors, shall have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

17.                               The Board of Directors may, at their discretion, appoint a Lead Independent Director to coordinate the activities of the independent directors.  The Lead Independent Director shall have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

18.

(a)                                 The number of directors may be fixed from time to time only by a majority vote of the entire Board of Directors.

(b)                                 Election of directors.

(i)                                     The election of directors shall be by ballot.

(ii)                                Except as otherwise provided by the Certificate of Incorporation or these bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders of the Company, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this bylaw, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(iii)                             In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of

Directors for such purpose.  In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Committee on Directors and Corporate Governance, or such other committee designated by the Board of Directors pursuant to these bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.  The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results.  The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

(iv)                              If the Board of Directors accepts a director’s resignation pursuant to this bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy in accordance with the provisions of these bylaws.

(c)                                  The directors shall be elected as specified in the Certificate of Incorporation and by these bylaws.

(d)                                 Except as otherwise provided in the Certificate of Incorporation or in these bylaws, each director shall continue in office until the next annual meeting of stockholders and until a successor shall have been elected and shall have qualified, or until the director shall have resigned, or, in the case of a director who is an employee of the Company other than a Chief Executive Officer or a retired Chief Executive Officer, until the director shall have resigned from employment with the Company or the director’s employment shall have been terminated by the Company.  In addition, a director who is not an employee of the Company or who is the Chief Executive Officer of the Company or a retired Chief Executive Officer of the Company shall retire from the position of director at the Annual Meeting following attainment of age 75; an employee who is a director of the Company (other than the Chief Executive Officer or a retired Chief Executive Officer) shall retire from the position of director on the effective date of the director’s retirement as an employee of the Company.  Any director of the Company may resign at any time by delivering a resignation to the Chairman of the Board or to the Secretary, in writing or by electronic transmission.  Such resignation shall take effect upon delivery unless  it is specified therein to be effective at some later time or upon the happening of some later event; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Exceptions to the requirements for the retirement of a director may be made by the Board of Directors.

(e)                                  Subject to the rights under Article FOURTH of the Certificate of Incorporation of the Company of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors or by a sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

19.                               The directors may hold their meetings and keep the books of the Company at such place or places as they may from time to time determine.

20.                               Regular meetings of the Board of Directors may be held at such time as may be fixed from time to time by resolution of the Board of Directors.  Unless required by said resolution, notice of any such meeting need not be given.

21.                               Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the Lead Independent Director, if one shall be appointed by the Board of Directors, or any three of the directors then in office.  Notice of each such special meeting shall be mailed, postage prepaid, to each director, addressed to the director at the director’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to the director at such place by electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.  Every such notice shall state the time and place but, except as provided by these bylaws or by resolution of the Board of Directors, need not state the purposes, of the meetings.

22.                               Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent in writing or by electronic transmissions and such written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.  Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

23.                               The greater of (a) a majority of the directors in office at the time of any regular or special meeting of the Board of Directors, and (b) one-third of the number fixed by the Board of Directors pursuant to Section 18(a) above (the “whole Board of Directors”), shall constitute a quorum for the transaction of business at such meeting. Except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these bylaws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.  Notice of any adjourned meeting need not be given.  The directors shall act only as a board and the individual directors shall have no power as such.

24.                               At each meeting of the Board of Directors, the Chairman of the Board shall preside.  In the absence of the Chairman of the Board, the Lead Independent Director, if one shall be appointed by the Board of Directors, shall preside at meetings of the Board of Directors.  The Chairman of the Board may designate another member of the Board of Directors to preside as chairman of a meeting in the absence of the Chairman of the Board and the Lead Independent Director, and in the absence of the Chairman of the Board, the Lead Independent Director and the member of the Board of Directors designated by the Chairman of the Board to preside as chairman of the meeting, a majority of the directors present may designate a member of the Board of Directors as chairman to preside at the meeting.  The Secretary of the Company or, in the absence of the Secretary, a person appointed by the chairman of the meeting, shall act as secretary of a meeting of the Board of Directors.  The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Company as they shall deem proper and not inconsistent with the law or with these bylaws.  At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may determine.

25.                               Each director shall be paid such fee, if any, for each meeting of the Board of Directors attended and/or such annual fee as shall be determined from time to time by resolution of the Board of Directors.

26.

(a)                                 Definitions.  As used herein, the term “director” shall include each present and former director of the Company and the term “officer” shall include each present and former officer of the Company as such, and the terms “director” and “officer” shall also include each employee of the Company, who, at the Company’s request, is serving or may have served as a director or officer of another entity in which the Company owns directly or indirectly, securities or of which it is a creditor. The term “expenses” shall include, but not be limited to, reasonable amounts for attorney’s fees, costs, disbursements and other expenses and the amount or amounts of judgments, fines, penalties and other liabilities.

(b)                                 Indemnification Granted.  Each director and officer shall be and hereby is indemnified by the Company, to the full extent permitted by law, against:

(i)                                     expenses incurred or paid by the director or officer in connection with any claim made against such director or officer, or any actual or threatened action, suit or proceeding (whether civil, criminal, administrative, investigative or other, including appeals and whether or not relating to a date prior to the adoption of this bylaw) in which such director or officer may be involved as a party or otherwise, by reason of being or having been a director or officer of the Company, or of serving or having served at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and

(ii)         the amount or amounts paid by the director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein, however, notwithstanding anything to the contrary herein, except as otherwise provided in paragraph (c)(v) of this Section 25, where a director or officer seeks indemnification in connection with a claim,  action, suit or proceeding (or part thereof) voluntarily initiated by such director or officer, the right to indemnification granted hereunder shall be limited to proceedings where such director or officer has been wholly successful on the merits.  Notwithstanding the preceding sentence, except as otherwise provided in paragraph (c)(v) of this Section 25, the Company shall be required to indemnify a director or officer in connection with a proceeding (or part thereof) commenced by such director or officer only if the commencement of such proceeding (or part thereof) by the director or officer was authorized in the specific case by the Board of Directors of the Company.

(c)                                  Miscellaneous.

(i)          Expenses incurred in defending any claim, action, suit or proceeding of the character described in paragraph (b)(i) above shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 25.

(ii)         The rights of indemnification and advancement of expenses herein provided for shall be severable, shall not be exclusive of other rights to which any director or officer now or hereafter may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(iii)        The obligations of the Company under the provisions of this bylaw to indemnify and advance expenses to a director or officer shall be deemed to be a contract between the Company and each director or officer who serves in such capacity, and no modification or repeal of any provision of this bylaw shall affect, to the detriment of such person, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(iv)                              The Board of Directors shall have power on behalf of the Company to grant indemnification to any person other than a director or officer to such extent as the Board of Directors in its discretion may from time to time determine.

(v)                                 If a claim for indemnification or advancement of expenses under this bylaw is not paid in full within sixty days after a written claim therefor by the director or officer has been received by the Company, the director or officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, to the fullest extent permitted by applicable law.

(vi)                              The Company’s obligation, if any, to indemnify or advance expenses to any director or officer who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust or other enterprise.

27.                               Anything in these bylaws to the contrary notwithstanding, the adoption of any stockholder rights plan, rights agreement or any other form of “poison pill” which is designed to or has the effect of making acquisition of large holdings of the Company’s shares of stock more difficult or expensive (“Stockholder Rights Plan”) or the amendment of any such Stockholder Rights Plan which has the effect of extending the term of any rights or options provided thereunder, shall require the affirmative vote of two-thirds of the Board of Directors, and any Stockholder Rights Plan so adopted or amended shall expire no later than one year following the later of the date of its adoption and the date of its last such amendment, unless such Stockholder Rights Plan or amendment thereto is approved by the affirmative vote of the holders of record of a majority of the shares of the Company.

COMMITTEES OF THE BOARD

28.

(a)                                 The Audit Committee shall consist of three or more independent directors of the Company designated by the Committee on Directors and Corporate Governance and approved by a majority of the whole Board of Directors by resolution or resolutions. Any director who is a present or former employee of the Company may not serve on the Audit Committee. The members of the Audit Committee shall hold office during the pleasure of the Board of Directors.  A majority of the members of the Audit Committee will constitute a quorum for the transaction of business.  The responsibilities and duties of the Audit Committee shall be set forth in an Audit Committee Charter that shall be approved by the entire Board of Directors, from time to time.

(b)                                 The Compensation and Management Development Committee shall consist of three or more independent directors of the Company designated by the Board of Directors and approved by a majority of the whole Board of Directors by resolution or resolutions.  The members of the Compensation and Management Development Committee shall hold office during the pleasure of the Board of Directors.  A majority of the members of the Compensation and Management Development Committee shall constitute a quorum for the transaction of business.  The responsibilities and duties of the Compensation and Management Development Committee shall be set forth in a Compensation and Management Development Committee Charter that shall be approved by the entire Board of Directors, from time to time.

(c)                                  The Committee on Directors and Corporate Governance shall consist of three or more independent directors of the Company designated by the Board of Directors and approved by a majority of the whole Board of Directors by resolution or resolutions.  The members of the Committee on Directors and Corporate Governance shall hold office during the pleasure of the Board of Directors.  A majority of the members of the Committee on Directors and Corporate Governance shall constitute a quorum for the transaction of business.  The responsibilities and duties of the Committee on Directors and Corporate Governance shall be set forth in a Committee on Directors and Corporate Governance Charter that shall be approved by the entire Board of Directors, from time to time.

(d)                                 The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate such other committees as may be deemed advisable, each committee to consist of two or more of the directors of the Company.   The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The members shall be appointed by and shall hold office during the pleasure of the Board of Directors, provided, however, that in the absence or disqualification of any member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.  The Board of Directors shall prescribe the name or names of such committees, the number of their members and their duties and powers.  The Company has, by resolution of the Board of Directors, elected to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware.

(e)                                  Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of the committee consent in writing or by electronic transmission and such written consent or consents and such electronic transmission or transmissions are filed with the minutes of proceedings of the committee.  The members of any committee may participate in meetings of the committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

29.                               All committees shall keep written minutes of their proceedings and report the same to the Board of Directors when required.

OFFICERS

30.                               The officers of the Company shall be a Chief Executive Officer, two or more Vice Presidents (which shall include Senior Vice President, Executive Vice President and other Vice President titles), a Treasurer, a Secretary, a Controller, and such other officers as may be appointed in accordance with these bylaws (such as a President).  The Secretary and Treasurer may be the same person, or a Vice President may hold at the same time the office of Secretary, Treasurer, or Controller.

31.                               The Board of Directors shall designate certain officers to be members of a senior management team (the “Senior Management Team”).  The Senior Management Team shall be called by such name as the Chief Executive Officer shall determine. The members of the Senior Management Team and Controller shall be appointed by the Board of Directors.  Each other officer may be appointed by a member of the Senior Management Team, or by an officer of the Company to whom such power may from time to time be delegated by a member of the Senior Management Team.  Each officer shall hold office until a successor shall have been duly chosen and shall have qualified or until the death or retirement of the officer or until the officer shall resign or shall have been removed in the manner hereinafter provided.  The Chairman of the Board and Vice Chairman of the Board, if appointed, shall be chosen from among the directors.

32.                               The Board of Directors may appoint such other officers or agents, as the business of the Company may require, each of whom shall hold office for such period, and have such authority and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any officer the power to appoint and to remove any such subordinate officer or agent.

33.                               Subject to the provisions of any written agreement, any officer may be removed, either with or without cause, by a vote of the majority of the whole Board of Directors at a regular meeting or a special meeting called for such purpose.   Any officer, except an officer elected by the Board of Directors, may also be removed, with or without cause, by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

34.                               Subject to the provisions of any written agreement, any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Lead

Independent Director, if one shall be appointed by the Board of Directors, or the Secretary of the Company.  Any such resignation shall take effect upon delivery unless it is specified therein to be effective at some later time or upon the happening of some later event; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

35.                               Except as otherwise provided in these bylaws, in the event any officer shall be unable to perform the duties of the office held, whether by reason of absence, disability or otherwise, the Chairman of the Board may designate another officer of the Company to assume the duties of the officer who is unable to carry out the duties of the office; in the event the Chairman of the Board shall be absent and unable to perform the duties of the office of Chairman of the Board, the Lead Independent Director, if one shall be appointed by the Board of Directors, shall assume the duties of the Chairman of the Board; in the event the Chairman of the Board and the Lead Independent Director shall be absent and unable to perform the duties of the office of Chairman of the Board, the Chairman of the Board shall designate another director to assume the duties of the Chairman of the Board; if another director has not been designated by the Chairman of the Board to assume the duties of the Chairman of the Board, then the Board of Directors shall designate another director to assume the duties of the Chairman of the Board.  Any person designated to assume the duties of another officer shall have all the powers of and be subject to all the restrictions imposed upon the officer whose duties have been assumed.

36.                               A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these bylaws for the regular appointment or election to such office.

37.                               The Chief Executive Officer shall have general supervision of the business and operations of the Company, subject, however, to the control of the Board of Directors.  The Chief Executive Officer shall perform all of the duties usually incumbent upon a Chief Executive Officer of a corporation and incident to the office of Chief Executive Officer.  The Chief Executive Officer shall also have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as may from time to time be assigned by the Board of Directors.

38.                               The President, if one shall be appointed, shall have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

39.                               Each Vice President shall have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

40.                               The Treasurer shall have charge and custody of, and be responsible for, all funds of the Company.  The Treasurer shall regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction for this purpose full and adequate account of all moneys received or paid by the Treasurer for the account of the Company; the Treasurer shall exhibit such books of account and records to any of the directors of the Company at any time upon request at the office of the Company where such books and records shall be kept and shall render a detailed statement of these accounts and records to the Board of Directors as often as it shall require the same.  The Treasurer shall have the authority to appoint individuals to serve as Assistant Treasurers of the Company, with such powers and duties assigned in accordance with these bylaws.  The Treasurer shall also have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors.

41.                               It shall be the duty of the Secretary to act as Secretary of all meetings of the Board of Directors and of the stockholders of the Company, and to keep the minutes of all such meetings in the proper book or books to be provided for that purpose; the Secretary shall see that all notices required to be given by or for the Company or the Board of Directors or any committee are duly given and served; the Secretary shall be custodian of the seal of the Company and shall affix the seal, or cause it to be affixed, to all documents, the execution of which on behalf of the Company, under its seal shall have been duly authorized in accordance with the provisions of these bylaws.  The Secretary shall have charge of the share records and also of the other books, records, and papers of the Company relating to its organization and management as a corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties usually incident to the office of Secretary.  The Secretary shall have the authority to appoint individuals to serve as Assistant Secretaries of the Company, with such powers and duties assigned in accordance with these bylaws.  The Secretary shall also have such powers and perform such duties as are assigned by these bylaws, and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors.

42.                               The Controller shall perform the usual duties pertaining to the office of the Controller.  The Controller shall have charge of the supervision of the accounting system of the Company, including the preparation and filing of all reports required by law to be made to any public authorities and officials, and shall also have such powers and perform such duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors.

43.                               The Assistant Treasurers and the Assistant Secretaries shall have such powers and perform such duties as are assigned to them by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors.

44.                               The compensation of the Chief Executive Officer, members of the Senior Management Team and the Controller shall be fixed by the Board of Directors.  The compensation of such other officers as may be appointed in accordance with the provisions of these bylaws may be fixed by any member of the Senior Management Team, or by an officer of the Company to whom such power may from time to time be delegated by a member of the Senior Management Team.  No officer shall be prevented from receiving such compensation by reason of also being a director of the Company.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

45.                               The Board of Directors, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or expressly authorized by these bylaws, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

46.                               No loans shall be contracted on behalf of the Company and no negotiable paper shall be issued in its name unless authorized by resolution of the Board of Directors.  When authorized by the Board of Directors, any officer or agent of the Company thereunto authorized may effect loans and advances at any time for the Company from any bank, trust company, or other institution, or from any firm, entity or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Company and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Company as security for any such loans or advances.  Such authority may be general or confined to specified instances.

47.                               All checks, drafts and other orders for the payment of moneys out of the funds of the Company and all notes or other evidences of indebtedness of the Company shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.

48.                               All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Company to whom such power may from time to time be delegated by the Board of Directors; and for the purpose of such deposit, the Chief Executive Officer, a Vice President, the Treasurer, the Controller, the Secretary or any other officer or agent or employee of the Company to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Company.

CERTIFICATES AND TRANSFERS OF SHARES

49.                               The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares. Certificates for shares of the Company shall be in such form as shall be approved by the Board of Directors.  Such certificates shall be numbered and registered in the order in which they are issued and shall be signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any of or all the signatures on the certificate may be a facsimile.  In the event that an officer whose facsimile signature appears on such certificate ceases for any reason to hold the office indicated before such certificate has been issued, such certificate may be issued by the Company, or its transfer agent, with the same effect as if such person were such officer at the date of issue.

50.                               Shares of stock of the Company shall be transferable in the manner prescribed by law, the Certificate of Incorporation or these bylaws.  Transfers of shares of stock of the Company shall be made only on the books of the Company or by transfer agents designated to transfer shares of stock of the Company. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Company by the surrender to the Company or its transfer agent of the certificate representing such shares properly endorsed by the holder thereof, or by the holder’s attorney thereunto duly authorized, and with such proof of authority or authenticity of signature as the Company or its transfer agent shall reasonably require. Uncertificated shares shall be transferred upon an instruction duly made by the holder thereof or by an agent who has actual authority to act on behalf of the holder thereof and in compliance with all applicable laws, rules and regulations.  Every certificate surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and cancelled, except as hereinafter provided.

51.                               The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor and the Company may issue a new certificate or uncertificated shares in the place of any certificate theretofore issued by it alleged to have been lost, destroyed or mutilated.  The Board of Directors may, in its discretion, as conditions to the issue of any such new certificate or such uncertificated shares, require the owner of the lost or destroyed certificate or the owner’s legal representatives to make proof satisfactory to the Board of Directors of the loss or destruction thereof and to give the Company a bond in such form, in such sum and with such surety or sureties as the Board of Directors may direct, to indemnify the Company against any claim that may be made against it on account of any such certificate so alleged to have been lost or destroyed.

DETERMINATION OF RECORD DATE

52.

(a)                                 In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60)

nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)                                 In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

REGISTERED STOCKHOLDERS

53.                               The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

FISCAL YEAR

54.                               The fiscal year shall begin on the first day of January and end on the thirty-first day of December in each year.

NOTICES

55.                               Whenever under the provision of these bylaws notice is required to be given to any director or stockholder, it shall be construed to mean personal notice, but such notice may be given in writing, by mail, and such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the Company. Any such notice may also be given by a form of electronic transmission to the extent and in the manner permitted by applicable law.  For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

56.                               Without limiting the manner in which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Company.

57.                               Whenever notice is required to be given by law, by the Certificate of Incorporation or by these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need to be specified in any such waiver.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting it not lawfully called or convened.

AMENDMENTS

58.                               Except as otherwise provided in the Certificate of Incorporation of the Company and consistent therewith, these bylaws may be altered, amended or repealed or new bylaws may be made by the affirmative vote of the holders of record of a majority of the shares of the Company entitled to vote, at any annual or special meeting, provided that such proposed action shall be stated in the notice of such meeting, or, by a vote of the majority of the whole Board of Directors, at any regular meeting without notice, or at any special meeting provided that notice of such proposed action shall be stated in the notice of such special meeting.